UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2015

Spark Networks, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32750	20-8901733
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 600 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

(310) 893-0550

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

On November 1, 2015, Spark Networks, Inc. (the “Company”) entered into a Nomination and Standstill Agreement (the “Agreement”) with the Lloyd Miller Group (as defined below) pursuant to which the Lloyd Miller Group agreed to certain standstill provisions and the Company agreed to appoint Michael Brodsky to the Company’s Board of Directors (the “Board”). The “Lloyd Miller Group” means Lloyd I. Miller, III and certain persons and entities over which Mr. Miller has sole or shared voting and dispositive power with respect to shares of the Company’s common stock held by such persons or entities.

A copy of the Agreement is attached as Exhibit 10.1 and is incorporated herein by reference. The Agreement is further described below in Item 5.02 and that description is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director.

On November 1, 2015, the Company entered into the Agreement with the Lloyd Miller Group pursuant to which the Lloyd Miller Group agreed to certain standstill provisions and the Company agreed to appoint Michael Brodsky to the Company’s Board by no later than November 5, 2015. The summary of the Agreement below does not purport to be complete, and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference hereto.

On November 5, 2015, the Board unanimously voted to increase the size of its Board to seven members and elected Mr. Brodsky as a director on the Board on such date.  The next election of directors will be at the 2016 annual meeting of the Company’s stockholders (the “2016 Annual Meeting”).

Under the Agreement, the Lloyd Miller Group has agreed not to conduct a proxy contest regarding any matter to come before the 2016 Annual Meeting, including the election of directors, and has agreed to vote in favor of the Company’s proposed slate of directors.  The Company has agreed to use its reasonable best efforts to cause the election of Mr. Brodsky, or a successor director designated by the Lloyd Miller Group who qualifies as independent and is approved by the Company, to the Company’s Board at the 2016 Annual Meeting.  Mr. Brodsky, or such successor director, is referred to as the “Independent Designee.”

The Company is not obligated to include the Independent Designee on the slate of directors proposed for election at the Company’s annual meeting of stockholders for any meeting other than the 2016 Annual Meeting or any other meeting in calendar years 2015 or 2016 where directors are generally being proposed for election.  The Company’s obligations to include the Independent Designee on the slate for the 2016 Annual Meeting will terminate in the event that the Lloyd Miller Group ceases to beneficially own at least 1,200,000 shares of voting securities of the Company (as adjusted from time to time for any stock dividends, combinations, splits, recapitalizations and the like). The Company has agreed that until the conclusion of the Standstill Period (as defined below), the Board will offer the Independent Designee the opportunity to participate on any of its three standing committees, which are the audit committee, the compensation committee and the nominating committee, and the Board will not form a new committee without offering the Independent Designee the opportunity to participate on such committee.

The Agreement also provides that, during the Standstill Period, the Lloyd Miller Group and their affiliates will not, without the prior consent of the Company or its Board:

(a) acquire, offer, seek or propose to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities of the Company or direct or indirect rights to acquire any voting securities of the Company, or any assets of the Company or any subsidiary or division of the Company, provided, however, that the Lloyd Miller Group may acquire in one or more transactions an aggregate number of shares of voting securities that when combined with all other holdings equals but does not exceed 20% of the issued and outstanding voting securities of the Company;

(b) make, or in any way participate, directly or indirectly, in any solicitation of proxies to vote, or seek to advise or influence any person or entity with respect to the voting of any voting securities of the Company;

(c) make any public announcement with respect to, or submit a proposal for or offer of, any extraordinary transaction involving the Company or any of its securities or assets;

(d) form, join or in any way participate in a 13D Group (other than the Lloyd Miller Group) in connection with any of the foregoing (a “13D Group” means any person or group of persons which is or would be required under Section 13(d) of the Securities Exchange Act of 1934, as amended, to file a statement on Schedule 13D with the Securities Exchange Committee (“SEC”) if such person or group beneficially owned more than 5% of any class of voting securities of the Company);

(e) present at any annual meeting or any special meeting of the Company’s stockholders or through action by written consent any proposal for consideration for action by stockholders or (except as explicitly permitted by the Agreement) propose any nominee for election to the Board or seek the removal of any member of the Board;

(f) make by press release or similar public statement to the press or media, or in an SEC filing, any statement or announcement that disparages the Company, its officers or its directors or any person who has served as an officer or director of the Company in the past (and the Company shall not make, or cause to be made, by press release or similar public statement, including to the press or media or in an SEC filing, any statement or announcement that disparages any member of the Lloyd Miller Group, the officers, directors, partners or employees, as applicable, of the Lloyd Miller Group, or any person who has served as an officer, director, partner or employee, as applicable, of the Lloyd Miller Group in the past);

(g) institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers (including derivative actions) other than to enforce the provisions of the Agreement;

(h) request the Company or any of its representatives, directly or indirectly, to amend or waive any of the above restrictions in the Agreement in a manner that would require public disclosure; or

(i) direct or instruct any of their respective subsidiaries, representatives or affiliates to take any such action listed above.

In addition, during the Standstill Period, the Lloyd Miller Group shall not, directly or indirectly: (a) transfer any voting securities or voting power in voting securities of the Company to any person or group that is conducting, is participating or has participated in a solicitation of proxies in opposition to the recommendation or proposal of the Board, or has proposed or otherwise solicited stockholders of the Company for approval of one or more stockholder proposals; or (b) transfer voting securities or voting power in voting securities of the Company to any 13D Group or to a third party after which transfer such third party would become or be part of a 13D Group, and following which transfer such 13D Group would beneficially own 10% or more of the outstanding voting securities or voting power in voting securities of the Company.  Notwithstanding the foregoing, if, at any time during the Standstill Period, the Company enters into, or the Board formally resolves to enter into, any merger, sale or other business combination transaction pursuant to which the outstanding shares of common stock of the Company would be converted into cash and/or securities and/or property of another person or 13D Group or 50% or more of the outstanding shares of common stock as of immediately prior to such transaction would be owned by persons other than the then current holders of shares of common stock of the Company, then, except as otherwise provided herein, the Standstill Period shall be tolled during the pendency of any such event.

The “Standstill Period” means the period beginning on November 1, 2015 and ending on the earlier of (a) November 1, 2016 and (b) the date on which the Independent Designee resigns from the Board due to a material disagreement with the Board.

As a director, Mr. Brodsky will participate in the standard non-employee director compensation arrangements described in the Company’s 2015 Proxy Statement filed with the Securities and Exchange Commission on April 30, 2015.

Except as disclosed above, there are no arrangements or understandings between Mr. Brodsky and any other person pursuant to which he was appointed as a director, and there are no relationships between Mr. Brodsky and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

A copy of the press release in which his election was announced is attached hereto as Exhibit 99.1 to this report.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
10.1

Nomination and Standstill Agreement dated as of November 1, 2015, by and between Spark Networks, Inc., Lloyd I. Miller, III, Lloyd I. Miller Trust A-4, AMIL of Ohio, LLC, Catherine C. Miller Irrevocable Trust, dtd 3/26/1991, MILFAM LLC, MILFAM I L.P., MILFAM II L.P., Susan Miller Trust for Children dtd 9/28/2006, Lloyd A. Crider Trust, dtd 7/16/1990 and Susan F. Miller

99.1	Press release dated November 2, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARK NETWORKS, INC.

Date: November 5, 2015	By:	/s/ Robert W. O’Hare
	Name:	Robert W. O’Hare
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Nomination and Standstill Agreement dated as of November 1, 2015, by and between Spark Networks, Inc., Lloyd I. Miller, III, Lloyd I. Miller Trust A-4, AMIL of Ohio, LLC, Catherine C. Miller Irrevocable Trust, dtd 3/26/1991, MILFAM LLC, MILFAM I L.P., MILFAM II L.P., Susan Miller Trust for Children dtd 9/28/2006, Lloyd A. Crider Trust, dtd 7/16/1990 and Susan F. Miller

99.1	Press release dated November 2, 2015